SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 2, 2004

                              SITI-Sites.com, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                              0-15596                75-1940923
(State or other jurisdiction of       (Commission            IRS Employer
incorporation or organization)        File Number)           Identification No.)

           47 Beech Road, Englewood, New Jersey                07631
         (Address of principal executive offices)            (Zip Code)

      111 Lake Avenue, Suite #7, Tuckahoe, New York            10707
           (Address of Chief Financial Officer)              (Zip Code)

Registrant's telephone number, including area code (212) 925-1181

          (Former name or former address, if changed since last report)

      ITEM 1. LEGAL PROCEEDINGS

            Siti-Sites.com, Inc. (the "Company") filed a civil complaint in the United States District Court in New York City on November 12, 2003 (previously announced). On April 1, 2004 the Company elected to dismiss such complaint voluntarily in federal court, as allowed by its rules before answers are filed by the defendants. This litigation step was then followed on April 2, 2004 with a new filing of the Company's claims in New York State Supreme Court, New York County, Commercial Division. The reasons for such steps are described below.

            The Company's Complaint alleges that its patent attorneys and departing patent licensing executives, in late 1998 and thereafter, purchased its 12 valuable patents on cell-phone technology for $24,000 by concealing their value. It is also alleged that they concealed their own secret plans to enhance the patents with several improvements, and conduct an extended litigation campaign against scores of major cell phone manufacturers. These defendants have realized at least $10 million in gross licensing proceeds therefrom, to date. Defendants have also filed for 10 additional patents founded upon the 12 patents claimed to have been wrongfully taken, during the period from 1998 through 2003. The Company seeks monetary damages, and return of all 22 of the patents.

            The change from Federal Court to New York State Court was deemed appropriate by the Company's counsel because of federal jurisdictional objections expected to be raised by the defendants, over complete "diversity of citizenship" as between the Company and each of the defendants. The Company did not want to be embroiled in months or years of related procedural disputes ( with multiple briefings, rulings, appeals, postponements of witness depositions, etc.). Company counsel determined that a more speedy, and decisive, trial could be obtained in a New York State Court. The Company has confidence in the facts underlying its claims for breach of fiduciary duty, fraud and non-disclosures by the defendants. The Company therefore prefers to prosecute its claims through a full trial by jury, while minimizing procedural delays when possible.

            Martin M. Green, Esq. and his firm of Green, Schaaf & Jacobson, P.C. based in St. Louis, Missouri, continue as the Company's Special Trial Counsel, in the litigation. They have been retained on a one-third contingent fee basis, based upon any ultimate recovery. The Company continues with Gary Cooper, Esq. and Cooper & McCann, LLP. as its New York Counsel. This is complex litigation, expected to be defended with vigor by the firms that had appeared in the federal case, and to continue for several years. No assurance can be given as to the ultimate outcome thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 12, 2004


                                      SITI-Sites.com, Inc.

                                      By /s/ Lawrence M. Powers
                                         ----------------------
                                         Lawrence M. Powers
                                         Chief Executive Officer and
                                         Chairman of the Board of Directors